EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP,

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 15, 2004 (except for Note 11, as to which the date is April 26, 2004), with respect to the financial statements of Panacos Pharmaceuticals, Inc. included in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-116796) and related Prospectus of V.I. Technologies, Inc. for the registration of 45,000,000 shares of its common stock.

/s/    ERNST & YOUNG LLP

McLean Virginia

July 7, 2004